UNITED STATES

SECURITIES AND EXHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to 240.14a-12

 UQM Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UQM Technologies. Inc. Announces Adjournment of Annual Meeting

UQM Technologies announced that the November 22, 2016 Annual Meeting is being adjourned to allow additional time for shareholders to vote on two remaining proposals regarding amendments to the articles of incorporation.

We are encouraged by the favorable support that we have received to date from our shareholders who have voted in favor of the proposals recommended by the Board of Directors as described in our proxy. However, the proposals require a super majority vote requirement for passage.

Regarding our articles of incorporation, both Proposal 2 and Proposal 3 require an affirmative vote of 2/3rds of all outstanding shares for adoption of these proposals. Therefore, if you do not respond or fail to instruct your bank, broker or other nominee with respect to proposals 2 and 3, it will have the same effect as a vote "AGAINST".

Given the importance of the remaining proposals and the super majority vote requirement, we want to ensure that all shareholders have sufficient time to have their vote represented. This adjournment will allow additional time for shareholders to vote on these proposals. The annual meeting is scheduled to reconvene on Friday, December 9, 2016 at 10:00 am MST at the Company headquarters in Longmont, Colorado.

Therefore, we urge shareholders who have not yet executed a proxy to please do so. This will help save us further solicitation costs and ensure that your important vote is represented.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

VOTE BY TOUCH-TONE PHONE; You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.
VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.
VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 877-777-6017.

Sincerely,

Joseph R. Mitchell

President, Chief Executive Officer and Director

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY

PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.